UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013 (August 9, 2013)

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 24, 2013, Chatham Lodging Trust (the "Company") issued a press release announcing that it has launched a public offering of its common shares of beneficial interest, $0.01 par value per share (the "Offering").

A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events
Completed Hotel Acquisitions
On August 9, 2013, the Company acquired the 111-room Hampton Inn and Suites by Hilton® in Exeter, New Hampshire (the “Exeter Hampton Inn & Suites”)  for a cash purchase price of $15.2 million, plus customary pro-rated amounts and closing costs.   The Company funded the acquisition of the Exeter Hampton Inn & Suites with borrowings under its senior secured revolving credit facility.  The Exeter Hampton Inn & Suites is managed by Island Hospitality Management (“IHM”), pursuant to a management agreement between a wholly owned subsidiary of Chatham TRS Holding, Inc., one of the Company's taxable REIT subsidiaries (“TRS”), and IHM.
Hotels Under Contract
On August 28, 2013, a wholly owned subsidiary of the Company entered into an agreement to purchase the 180-room Hilton Garden Inn® Denver Tech Center in Denver, Colorado (the "Denver Hilton Garden") for a total cash purchase price of $27.9 million. Once completed, the acquisition of the Denver Hilton Garden will be the Company's first hotel under the Hilton Garden Inn® brand. Upon the completion of the acquisition, the Denver Hilton Garden will be managed by IHM, pursuant to a management agreement between the TRS and IHM. The Company intends to fund the purchase price for the Denver Hilton Garden with borrowings under the Company's senior secured revolving credit facility and from available cash. The Company currently anticipates that the acquisition of the Denver Hilton Garden will close by September 26, 2013. However, because the acquisition remains subject to customary closing requirements and conditions, the Company can give no assurance that the acquisition will be consummated during that time period or at all.
On August 30, 2013, the Company entered into an agreement to acquire the 231-room Residence Inn by Marriott® Bellevue Downtown in Bellevue, Washington (the “Bellevue Hotel”) for a total cash purchase price of $73.2 million, plus customary pro-rated amounts and closing costs. Upon completion of the acquisition, the Bellevue Hotel will be managed by IHM, pursuant to a management agreement between the TRS and IHM. The Company intends to fund a portion of the purchase price for the Bellevue Hotel with the proceeds of the Offering. The Company currently anticipates that the acquisition of the Bellevue Hotel will close by October 31, 2013. However, because the acquisition remains subject to customary closing requirements and conditions, the Company can give no assurance that the acquisition will be consummated during that time period or at all. This Current Report on Form 8-K includes the historical financial statements and pro forma financial information that will be required by Items 9.01 (a) and (b) if the acquisition of the Bellevue Hotel is consummated. The pro forma financial information required by Item 9.01(b) does not reflect the $15.2 million of debt incurred under the Company's senior secured revolving credit facility to fund the acquisition the Exeter Hampton Inn & Suites.
Dividends
On July 10, 2013, the Company declared a monthly dividend of $0.07 per common share, which was paid on August 30, 2013 to shareholders of record as of July 31, 2013. On August 9, 2013, the Company declared a monthly dividend of $0.07 per common share, which is payable on September 27, 2013 to shareholders of record as of August 30, 2013. On September 10, 2013, the Company declared a monthly dividend of $0.07 per common share, which is payable on October 25, 2013 to shareholders of record as of September 30, 2013.
Other Matters
On September 4, 2013, the joint venture in which we own a 10.3% interest (the "INK JV") refinanced its existing debt with a $950 million, non-recourse loan from JPMorgan Chase Bank, National Association. The loan is collateralized by the INK JV's 51 hotels and matures on September 9, 2015, with three 1-year extension options. The new loan carries an interest rate of one-month LIBOR plus 480 basis points. Following the closing of the new loan, the INK JV pre-funded approximately $52 million of capital expenditures related to future renovations at its hotels and $5 million of other customary, lender required reserves. With the proceeds of the refinancing, certain asset sales and cash generated from operations, the INK JV has made distributions to the Company of approximately $12.0 million since June 30, 2013.
On September 20, 2013, the Company's Washington D.C. hotel completed its conversion to the Residence Inn by Marriott® brand. The hotel was formerly a DoubleTree Guest Suites® hotel and operated without a hotel brand since the conversion process began on February 1, 2013. The conversion process involved renovations to the guest rooms, common areas, the building exterior, the elevators and the fire and life safety systems.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Residence Inn by Marriott Bellevue Downtown Hotel – probable acquisition
MG-Bellevue, LLC and MGB Hotel, LLC

Unaudited Combined Balance Sheets as of June 30, 2013 and December 31, 2012
Unaudited Combined Statements of Operations for the six-month periods ended June 30, 2013 and 2012
Unaudited Combined Statements of Member's Equity for the six-month period ended June 30, 2013
Unaudited Combined Statements of Cash Flows for the six-month periods ended June 30, 2013 and 2012
Unaudited Combined Notes to Financial Statements

Independent Auditor's Report
Combined Balance Sheets as of December 31, 2012 and 2011
Combined Statements of Operations for the years ended December 31, 2012 and 2011
Combined Statements of Member's Equity for the years ended December 31, 2012 and 2011
Combined Statements of Cash Flows for for the years ended December 31, 2012 and 2011
Combined Notes to Financial Statements

(b) Pro Forma Financial Information.

Chatham Lodging Trust
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release dated September 24, 2013

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

Date: September 24, 2013	By:	/s/ Dennis M. Craven Dennis M. Craven Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Press Release dated September 24, 2013

MG-BELLEVUE, LLC AND MGB HOTEL, LLC
Unaudited - Combined Financial Statements
June 30, 2013

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Balance Sheets

	June 30, 2013	December 31, 2012
	(unaudited)
Assets:
Hotel Property
Land	$7,601,541	$7,601,541
Buildings and improvements	45,338,869	45,338,869
Furnishings and equipment	5,946,964	5,928,316
	58,887,374	58,868,726
Less: Accumulated depreciation	(10,988,870)	(9,814,283)
Net hotel property	47,898,504	49,054,443

Cash and cash equivalents	1,413,651	2,664,320
Restricted cash	1,248,363	1,011,401
Accounts receivable	956,798	562,793
Prepaid expenses	25,576	3,309
Due from affiliates	6,367,139	3,931,138
Deferred financing costs, net of accumulated amortization of $875,507 in 2013 and $827,414 in 2012	83,046	132,139
Total assets	$57,993,077	$57,359,543

Liabilities and Member's Equity:
Liabilities
Mortgage loan payable	$39,000,000	$39,000,000
Accounts payable and accrued expenses	242,955	330,685
Total liabilities	39,242,955	39,330,685

Member's equity	18,750,122	18,028,858
Total liabilities and member's equity	$57,993,077	$57,359,543

The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Operations (Unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2013	June 30, 2012
Revenue:
Room	$5,194,820	$4,320,740
Food and beverage	110,373	107,351
Other	284,462	250,383
Total revenue	5,589,655	4,678,474
Expenses:
Hotel operating expenses:
Room	1,004,380	860,764
Food and beverage expense	63,405	42,774
Telephone expense	11,639	20,610
Other expense	23,132	18,453
General and administration	424,268	341,618
Advertising and promotions	352,060	312,648
Utilities	240,753	158,796
Repairs and maintenance	208,611	173,605
Asset and management fees	546,451	466,896
Total hotel operating expenses	2,874,699	2,396,164

Depreciation and amortization	1,174,588	1,170,758
Property taxes and insurance	192,521	181,776
General and administrative	28,791	7,341
Total operating expenses	4,270,599	3,756,039

Operating income	1,319,056	922,435
Interest and other income	334	291
Interest expense, including amortization of deferred fees	(598,126)	(602,489)
Net income	$721,264	$320,237
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Member's Equity (Unaudited)
For the Six Months Ended June 30, 2013

Total Equity
Balance at December 31, 2012	$18,028,858
Net income	721,264
Balance at June 30, 2013	$18,750,122
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$721,264	$320,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,174,588	1,170,758
Amortization of deferred financing fees included in interest expense	49,093	49,528
Changes in assets and liabilities:
Increase in accounts receivable	(394,005)	(525,290)
(Increase) decrease in prepaid expenses	(22,267)	5,776
Decrease in accounts payable and accrued expenses	(87,730)	(203,956)
Net cash provided by operating activities	1,440,943	817,053

Cash flows from investing activities:
Capital expenditures	(18,649)	(33,602)
Change in restricted cash	(236,962)	(145,234)
Advances to affiliates	(2,436,001)	(1,325,000)
Net cash used in investing activities	(2,691,612)	(1,503,836)

Cash flows from financing activities:
Payment of deferred financing fees	—	(3,262)
Net cash used in financing activities	—	(3,262)

Net decrease in cash and cash equivalents	(1,250,669)	(690,045)
Cash and cash equivalents, beginning of period	2,664,320	2,486,690

Cash and cash equivalents, end of period	$1,413,651	$1,796,645

Supplemental disclosure of cash flow information:
Cash paid for interest	$637,000	$655,294
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements (Unaudited)

(1)	General
The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2012, and the related statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2012 included hereinafter. MG-Bellevue, LLC and MGB Hotel, LLC (hereinafter the "Company" or the “Hotel”) is located in Bellevue, WA. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

(2)	Management Agreement
The Company has executed a management agreement with the Hotel Manager for the operation of the Hotel. Base management fees are calculated as 7% of gross revenues. The Hotel Manager can earn additional incentive fees if certain conditions are met. During the six months ended June 30, 2013 and 2012, the Company incurred $391,276 and $311,721, respectively, in hotel management fees.

(3)	Related-Party Transactions

Asset Management Agreement
Pursuant to the terms of an asset management agreement, the Company pays MG Fund V Manager, LLC (an affiliate of Fund V) an annual asset management fee calculated at 1.5%, per annum, of aggregate invested equity. During the six months ended June 30, 2013 and 2012, the Company incurred asset management fees of $155,175 and $155,175, respectively, which are included on the combined statements of operations within Asset and management fees.
Due from Affiliates
Due from affiliates represents advances made by the Company to Fund V and its subsidiaries for operating expenses. These advances are non-interest-bearing and are repaid by Fund V as excess cash becomes available.

(4) Subsequent Events

On August 30, 2013, the Company entered into a $73.2 million purchase and sale agreement with Chatham Lodging Trust for the sale of the Hotel. The sale is anticipated to close on October 31, 2013.

The Company has evaluated subsequent events from the balance sheet date through September 24, 2013, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

MG-BELLEVUE, LLC AND MGB HOTEL, LLC
Combined Financial Statements
As of and For the Years Ended December 31, 2012 and 2011

Independent Auditor's Report

To Members
MG-Bellevue, LLC and MGB Hotel, LLC

We have audited the accompanying combined financial statements of MG-Bellevue, LLC and MGB Hotel, LLC (collectively the "Company"), which comprise the combined balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, member's equity and cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of MG-Bellevue, LLC and MGB Hotel, LLC at December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
April 19, 2013

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Balance Sheets
December 31, 2012 and 2011

	2012	2011
Assets:
Hotel Property
Land	$7,601,541	$7,601,541
Buildings and improvements	45,338,869	45,314,308
Furnishings and equipment	5,928,316	5,874,038
	58,868,726	58,789,887
Less: Accumulated depreciation	(9,814,283)	(7,470,743)
Net hotel property	49,054,443	51,319,144

Cash and cash equivalents	2,664,320	2,486,690
Restricted cash	1,011,401	637,308
Accounts receivable	562,793	349,204
Prepaid expenses	3,309	21,838
Due from affiliates	3,931,138	1,406,138
Deferred financing costs, net of accumulated amortization of $827,414 in 2012 and $728,794 in 2011	132,139	226,148
Total assets	$57,359,543	$56,446,470

Liabilities and Member's Equity:
Liabilities
Mortgage loan payable	$39,000,000	$39,000,000
Accounts payable and accrued expenses	330,685	372,111
Total liabilities	39,330,685	39,372,111

Member's equity	18,028,858	17,074,359
Total liabilities and member's equity	$57,359,543	$56,446,470
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Operations
For the Years Ended December 31, 2012 and 2011

	2012	2011
Revenue:
Room	$9,654,104	$8,800,278
Food and beverage	229,107	171,068
Other	550,417	486,548
Total revenue	10,433,628	9,457,894

Expenses:
Hotel operating expenses:
Room	1,923,907	1,821,638
Food and beverage expense	136,343	111,993
Telephone expense	45,560	45,494
Other expense	43,218	38,220
General and administration	782,127	720,779
Advertising and promotions	681,364	755,835
Utilities	443,267	367,977
Repairs and maintenance	424,297	382,342
Asset and management fees	1,040,704	890,062
Total hotel operating expenses	5,520,787	5,134,340

Depreciation and amortization	2,343,540	2,334,520
Property taxes and insurance	376,116	386,564
General and administrative	40,027	268,521
Total operating expenses	8,280,470	8,123,945

Operating income	2,153,158	1,333,949
Interest and other income	8,023	898
Interest expense, including amortization of deferred fees	(1,206,682)	(1,346,319)
Net income (loss)	$954,499	$(11,472)
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Member's Equity
For the years ended December 31, 2012 and 2011

Total Equity
Balance at January 1, 2011	$17,085,831
Net loss	(11,472)
Balance at December 31, 2011	17,074,359
Net income	954,499
Balance at December 31, 2012	$18,028,858
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Cash Flows
Years Ended December 31, 2013 and 2011

	2012	2011
Cash flows from operating activities:
Net income (loss)	$954,499	$(11,472)
Adjustments to reconcile net income loss to net cash provided by operating activities:
Depreciation and amortization expense	2,343,540	2,334,520
Amortization of deferred financing fees included in interest expense	98,620	116,486
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(213,589)	80,706
Decrease in prepaid expenses	18,529	18,477
(Decrease) increase in accounts payable and accrued expenses	(41,426)	104,527
Net cash provided by operating activities	3,160,173	2,643,244

Cash flows from investing activities:
Capital expenditures	(78,839)	(22,493)
Change in restricted cash	(374,093)	(325,795)
Advances to affiliates	(2,525,000)	(410,499)
Net cash used in investing activities	(2,977,932)	(758,787)

Cash flows from financing activities:
Repayments on mortgage loan payable	—	(39,040,000)
Proceeds from mortgage loan payable	—	39,000,000
Payment of deferred financing fees	(4,611)	(290,759)
Net cash used in by financing activities	(4,611)	(330,759)

Net increase in cash and cash equivalents	177,630	1,553,698
Cash and cash equivalents, beginning of period	2,486,690	932,992

Cash and cash equivalents, end of period	$2,664,320	$2,486,690

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,122,428	$1,253,834
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements
December 31, 2012 and 2011

1.	Organization and Nature of Business

MG-Bellevue, LLC and MGB Hotel, Inc. (collectively, the Company) were formed on November 9, 2006 and January 22, 2007, respectively, to develop, own, and operate the Marriott Residence Inn Bellevue Downtown (the Property or the Hotel) in Bellevue, Washington. The Company is a wholly owned and consolidated subsidiary of Miller Global Fund V, LLC (Fund V). Effective January 1, 2010, MGB Hotel, Inc. changed its legal structure to an LLC.
In April 2007, MG-Bellevue, LLC acquired a parcel of land, including a project under construction, located in Bellevue, Washington at a cost of approximately $15,200,000 for the purpose of developing a 231 room, eight story Residence Inn by Marriott. Construction was completed in September 2008 and began operations in October 2008 at a cost of approximately $58,700,000. The hotel is operated by MGB Hotel, LLC under a long term operating lease and is managed by Marriott International, Inc. (Hotel Manager).

2.	Summary of Significant Accounting Policies

Principles of Accounting
The Company follows accounting standards established by the Financial Accounting Standards Board (the FASB) to ensure consistent reporting of financial condition, results of operations, and cash flows. References to Generally Accepted Accounting Principles (U.S. GAAP) in these footnotes are to the FASB Accounting Standards Codification™, sometimes referred to as the Codification or ASC.
Principles of Combination
The combined financial statements include the accounts of MG-Bellevue, LLC and MGB Hotel, LLC and are combined since the Company has common ownership. All significant intercompany balances and transactions have been eliminated in combination.
Hotel Property
Hotel property is stated at cost. Buildings are depreciated using the straight-line method over an estimated useful life of 39 years. Building improvements are depreciated using the straight-line method over an estimated useful life of 5 to 39 years. Furniture and equipment are depreciated using the straight-line method over the estimated useful life of 5 years. Depreciation commenced when the Property was placed in service. For the years ended December 31, 2012 and 2011, depreciation expense was $2,343,540 and $2,334,520, respectively.
The Company has adopted the provisions of ASC 360, Property, Plant and Equipment. As required by this standard, management of the Company assesses the carrying value of the Hotel for impairment when facts and circumstances indicate that such amounts may not be recoverable from future operations. The Company evaluates events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general industry trends, economic projections and anticipated cash flows. When conditions indicating potential impairment exist, the Company performs an analysis to determine if the estimated undiscounted future cash flows, without interest charges, from operations and the proceeds from the ultimate disposition of the Hotel property exceed the property's carrying value. If the estimated undiscounted future cash flows are less than the carrying amount, an adjustment to reduce the carrying amount to the asset's estimated fair value is recorded, and an impairment loss recognized. Impairment losses are recognized in earnings on the combined statements of operations. Based upon its review, management does not believe that any impairment was necessary at December 31, 2012 and 2011.

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements
December 31, 2012 and 2011

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company does not believe it is exposed to any significant credit risk.
Restricted Cash
Under the terms of the management agreement, the Company is required to deposit 4.0% of the Hotel's annual gross receipts (as defined) through November of 2012 and 5% thereafter into an interest bearing escrow account to fund capital improvements at the Hotel. Access to this escrow account is limited to the Hotel Manager. During the years ended December 31, 2012 and 2011, the Company deposited $428,311 and $378,316, respectively, into escrow.
The Company is required to keep a minimum cash balance of $500,000 with the mortgage lender. See Note 3.
Accounts Receivable
Accounts receivable are carried at their outstanding balances, net of an allowance for credit losses as determined by the Company's management. Accounts receivable are assessed for collectibility on a periodic basis and all receivables deemed uncollectible are written off. During the years ended December 31, 2012 and 2011, there was no allowance for doubtful accounts.
Deferred Financing Costs
Deferred financing costs are being amortized using the straight-line method, which approximates the effective interest method, over the term of the related loan and are included in interest expense on the combined statements of operations. For the years ended December 31, 2012 and 2011, $98,620 and $116,486, respectively, was amortized to expense.
Fair Value Measurements
Management believes that the carrying values of the Company's cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to their short-term nature.
The mortgage loan payable has a variable interest rate. At December 31, 2012 and 2011, the Company's management believes that the rate for similar borrowings would not differ significantly from the rate currently charged on this loan. Therefore, the fair value of the mortgage loan payable is believed to approximate its carrying value at December 31, 2012 and 2011.
Revenue and Expense Recognition
Revenue from room rental, food and beverage and telephone usage is recognized as services are provided and when collection is reasonably assured. Hotel expenses are recognized as incurred.
Income Taxes
Generally no provision for income taxes is made in the accompanying combined financial statements because the Company is not subject to state or federal income taxes; such taxes are the responsibility of the individual members.
The FASB provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements
December 31, 2012 and 2011

reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company recognizes interest and penalties related to unrecognized tax benefits as adjustments to interest expense and general and administrative expenses, respectively. The Company is not subject to examination of U.S. federal and state tax authorities for tax years before 2009. For the years ended December 31, 2012 and 2011, management has determined that there are no material uncertain income tax positions.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Reclassifications
Certain reclassifications have been made to prior period's financial statements in order to conform to current period presentation with no effect to equity, net loss, or operating cash flows as previously reported.

3.	Mortgage Loan Payable

On April 30, 2007, the Company obtained a mortgage loan in the amount of $39,440,000 to finance the acquisition and development of the Property. The original loan bore interest at one-month LIBOR plus 350 basis points. The loan matured on May 1, 2010 and was extended to May 1, 2011. Interest and principal payments of $50,000, starting in May of 2010, were due monthly under the original loan.
Starting in May of 2010, the Company was subject to a cash sweep arrangement imposed by the lender where, on a monthly basis, all cash flows from operations in excess of debt service and certain other expenses were placed in an account controlled by the lender. On a quarterly basis, all funds in the lender controlled account in excess of $250,000 would be applied against the principal of the loan. This was not a requirement for the new loan that was in effect as of April 29, 2011.
The mortgage loan was refinanced with a new lender on April 29, 2011. The outstanding balance was $39,000,000 as of December 31, 2012. The loan bears interest at one-month LIBOR plus 255 basis points (2.80% at December 31, 2012 and 2.8625% at December 31, 2011). The loan matures on April 29, 2014 with two (2) one (1) year extension options if certain conditions are met. There is a balloon payment at maturity. The loan is collateralized by substantially all of the assets associated with the Property with a carrying value of $49,054,443. In the event of a borrower default, as defined in the loan agreement, Fund V has agreed to provide a payment guaranty of 30% of the unpaid loan balance. The Company is required to maintain a cash balance of not less than $500,000 with the lender. As of December 31, 2012, the Company is in compliance with all related debt covenants.

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements
December 31, 2012 and 2011

4.	Hotel Management Agreement

The Company has executed a management agreement with the Hotel Manager for the operation of the Hotel. Base management fees are calculated as 6% of gross revenues through October of 2011 and 7% of gross revenues, thereafter. The Hotel Manager can earn additional incentive fees if certain conditions are met. During the years ended December 31, 2012 and 2011, the Company incurred $730,354 and $579,712, respectively, in management fees.

5.	Related-Party Transactions

Asset Management Agreement
Pursuant to the terms of an asset management agreement, the Company pays MG Fund V Manager, LLC (an affiliate of Fund V) an annual asset management fee calculated at 1.5%, per annum, of aggregate invested equity. During the years ended December 31, 2012 and 2011, the Company incurred asset management fees of $310,350 and $310,350, respectively, which are included on the combined statements of operations.
Due from Affiliates
Due from affiliates represents advances made by the Company to Fund V and its subsidiaries for operating expenses. These advances are non-interest-bearing and are repaid by Fund V as excess cash becomes available.

6. Commitments and Contingencies

The Company is subject to certain claims arising in the normal course of business. In the opinion of management, the results of these claims will not have a material impact on the Company's financial condition or results of operations.

7.	Subsequent Events

The Company has evaluated subsequent events through April 19, 2013, which is the date the financial statements were available to be issued, and concludes that there are no subsequent events requiring disclosure.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST

Chatham Lodging Trust (“Chatham”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. Chatham completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. Chatham raised approximately $158.7 million, net of underwriting discounts and commissions and other offering costs. On February 8, 2011, Chatham completed a second public offering of common shares, raising approximately $69.4 million, net of underwriting discounts and commissions and other offering costs. On January 14, 2013, Chatham completed a third public offering of common shares, raising approximately $48.5 million and a partial exercise of the underwriters’ option to purchase additional shares raising approximately $1.4 million both net of underwriting discounts and commissions and other offering costs. On June 18, 2013, Chatham completed a fourth public offering of common shares, raising approximately $70.2 million and a partial exercise of the underwriters' option to purchase additional shares raising approximately $7.4 million both net of underwriting discounts and commissions and other offering costs.

On December 27, 2012, Chatham acquired the Hampton Inn Portland Downtown in Portland, Maine for $28.0 million. On February 5, 2013, Chatham acquired the Courtyard by Marriott Houston Medical Center in Houston, Texas for $34.8 million. On August 9, 2013, Chatham acquired the Hampton Inn and Suites hotel by Hilton in Exeter, New Hampshire for $15.2 million These acquisitions were not deemed significant and therefore are not included in the pro forma financial information.

On June 17, 2013, Chatham acquired the 178-room Hyatt Place® Pittsburgh North Shore hotel in Pittsburgh, Pennsylvania (the “North Shore Hotel”) for a cash purchase price of $40.0 million, plus customary pro-rated amounts and closing costs.

On August 30, 2013, Chatham entered into a purchase and sale agreement with MG-Bellevue, LLC ("MG Owner") to acquire the 231-room Residence Inn by Marriott Bellevue hotel in Bellevue, Washington (the "Bellevue Hotel") for a cash purchase price of $73.2 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma consolidated balance sheet as of June 30, 2013 includes the pro forma financial information as if the Bellevue Hotel was acquired on June 30, 2013.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2013 includes the pro forma financial information as if the North Shore and Bellevue Hotels were acquired on January 1, 2012.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 includes the pro forma financial information as if the North Shore and Bellevue Hotels were acquired on January 1, 2012.

The unaudited pro forma financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the dates described above, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisition described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of Chatham in Chatham’s 2012 Annual Report on Form 10-K and the Quarterly Report on Form 10−Q for the six months ended June 30, 2013.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(in thousands except share data)

	Chatham Lodging Trust (1)	Acquisition of Bellevue Hotel (2)	Offering Adjustments (3)	ProForma Chatham Lodging Trust
Assets:
Investment in hotel properties, net	$501,038	$73,200	$—	$574,238
Cash and cash equivalents	18,690	(75,839)	73,200	16,051
Restricted cash	2,686	1,248	—	3,934
Investment in unconsolidated real estate entities	13,383	—	—	13,383
Hotel receivables (net of allowance for doubtful accounts of $40)	2,302	957	—	3,259
Deferred costs, net	5,463	—	—	5,463
Prepaid expenses and other assets	2,485	26	—	2,511
Total assets	$546,047	$(408)	$73,200	$618,839

Liabilities and Equity:
Debt	$175,842	$—	$—	$175,842
Revolving credit facility	30,500	—	—	30,500
Accounts payable and accrued expenses	10,089	242	—	10,331
Distributions payable	1,657	—	—	1,657
Total liabilities	218,088	242	—	218,330

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2013 and December 31, 2012	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 22,559,418 and 22,558,058 shares issued and outstanding, respectively, at June 30, 2013	223	—	45	268
Additional paid-in capital	368,540	—	73,155	441,695
Accumulated deficit	(42,698)	(650)	—	(43,348)
Total shareholders’ equity	326,065	(650)	73,200	398,615

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,894	—	—	1,894

Total equity	327,959	(650)	73,200	400,509
Total liabilities and equity	$546,047	$(408)	$73,200	$618,839

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

The Unaudited Pro Forma Consolidated Balance Sheet assumes the following occurred on June 30, 2013

•	Completion of the purchase of the Bellevue Hotel.

•	Payment of costs and expenses of approximately $650 related to the Bellevue Hotel.

•
A public offering resulting in the issuance of 4,461,580 shares at the closing price on June 30, 2013 of $17.18 per share. The actual number of shares and the price per share in the offering may be different than those assumed. The completion of the purchase of the Bellevue Hotel is conditioned upon the completion of the assumed offering.

Notes and Management Assumptions:

1) Represents Chatham’s unaudited historical consolidated balance sheet as of June 30, 2013. No expenses were included prior to June 30, 2013 related to the acquisition of the Bellevue Hotel.

2) The following adjustment records the preliminary allocation of the purchase price for the Bellevue Hotel based on the estimated fair value of the assets received, the liabilities assumed and the consideration transferred which was funded through use of proceeds from the assumed offering.

The preliminary allocation of the purchase price is:

Land	$5,000
Building	65,200
Furniture, fixtures and equipment	3,000
Cash and cash equivalents	(75,839)
Restricted cash	1,248
Hotel receivables	957
Prepaid expenses and other assets	26
Accounts payable and accrued expenses	(242)
$(650)

The estimated costs incurred by Chatham to complete the purchase of the Bellevue Hotel are as follows:

Closing costs	$500
Accounting fees related to audit and review	50
Legal fees	100
$650

3) Assumed proceeds from the issuance of 4,461,580 shares at the closing price on June 30, 2013 of $17.18 per share, net of estimated offering costs and a 4.5% underwriters discount based on the quantity of shares sufficient to consummate the probable acquisition. The actual number of shares and the price per share in the offering may be different than those assumed.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Bellevue Hotel (3)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$53,195	$2,819	$5,195	$—		$61,209
Food and beverage	349	261	110	—		720
Other operating	2,213	170	285	—		2,668
Cost reimbursements from unconsolidated real estate entities	768	—	—	—		768
Total revenue	56,525	3,250	5,590	—		65,365
Expenses:
Hotel operating expenses:
Room	11,615	700	1,004	—		13,319
Food and beverage expense	317	142	63	—		522
Telephone expense	407	—	12			419
Other expense	727	20	23			770
General and administration	5,308	306	424	—		6,038
Franchise and marketing fees	4,144	172	—	447	(4)	4,763
Advertising and promotions	1,308	197	352			1,857
Utilities	2,183	95	241	—		2,519
Repairs and maintenance	3,001	112	209	—		3,322
Management fees	1,509	114	546	(381)	(5)	1,788
Insurance	348	—	—	—		348
Total hotel operating expenses	30,867	1,858	2,874	66		35,665

Depreciation and amortization	7,778	601	1,175	(118)	(6&7)	9,436
Property taxes and insurance	4,032	263	193	—		4,488
General and administrative	4,046	—	29	(29)	(8)	4,046
Hotel property acquisition costs and other charges	1,236	—	—	(939)	(9)	297
Reimbursed costs from unconsolidated real estate entities	768	—	—	—		768
Total operating expenses	48,727	2,722	4,271	(1,020)		54,700

Operating income	7,798	528	1,319	1,020		10,665
Interest and other income	115	—	—	—		115
Interest expense, including amortization of deferred fees	(5,658)	(219)	(598)	298	(10)	(6,177)
Loss on early extinguishment of debt	(933)	—	—	—		(933)
Loss from unconsolidated real estate entities	(720)	—	—	—		(720)
Income before income tax benefit	602	309	721	1,318		2,950
Income tax expense	(45)	—	—	(81)	(11)	(126)
Net income	$557	$309	$721	$1,237		$2,824

Earnings per share data:
Basic - income per common share	$0.02					$0.13

Diluted - income per common share	$0.02					$0.13

Basic and diluted - weighted average number of common shares outstanding	17,682,199			4,461,580	(12)	22,143,779

Basic and diluted - weighted average number of common shares outstanding	17,897,255			4,461,580	(12)	22,358,835
See Notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(in thousands, except share data)

1)	Represents the unaudited historical results of operations of Chatham for the six months ended June 30, 2013.

2)	Represents the unaudited results of operations of the North Shore Hotel for the six months ended June 30, 2013.

3)	Represents the historical results of operations of the Bellevue Hotel for the six months ended June 30, 2013.

4)
Reflects the adjustment to franchise fees based on previously obtained franchise agreements for contractual differences related to the fees that will be payable under the new franchise agreement on the Bellevue Hotel of $447.

5)
Reflects the adjustment to management fees of $(381) for contractual differences related to the fees required to be paid under the old management agreements compared to the new contracts or proposed agreements as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
North Shore Hotel	Accounting and other fees	12	29	(17)
Bellevue Hotel	Accounting and other fees	15	155	(140)
Bellevue Hotel	Management fee	167	391	(224)
		194	575	(381)

6)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore and Bellevue Hotels and their accounting policy for depreciation of ($124). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements.

7)
Reflects the increase to amortization of franchise fees of $6 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel and application fees paid of $75 and the term of the new agreement which is 15 years from the closing of the purchase of the Bellevue Hotel.

8)	Reflects the elimination of corporate general and administrative fees at the Bellevue Hotel which are not recurring and thus excluded from the pro forma results of operations.

9)
Reflects the adjustment for one-time hotel acquisition costs for the hotels acquired that are reflected in the pro forma and are not recurring and thus excluded from the pro forma results of operations.

10)	Reflects the elimination of interest expense for the Bellevue Hotel which will be paid for with available cash and the incremental interest expense on the North Shore Hotel.

11)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore and Bellevue Hotels of $81.

12)	Adjustment to reflect shares needed to fund acquisition as outstanding during the period.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Bellevue Hotel (3)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$94,566	$6,415	$9,654	$—		$110,635
Food and beverage	253	610	229			1,092
Other	4,023	351	550	—		4,924
Cost reimbursements from unconsolidated real estate entities	1,622	—	—	—		1,622
Total revenue	100,464	7,376	10,433	—		118,273
Expenses:
Hotel operating expenses:
Room	20,957	1,499	1,924	—		24,380
Food and beverage expense	307	284	136	—		727
Telephone expense	718	—	46			764
Other expense	1,508	53	43			1,604
General and administration	9,546	616	782	—		10,944
Franchise fees	7,529	389	—	835	(4)	8,753
Advertising and Promotions	2,257	322	681	—		3,260
Utilities	4,081	221	443	—		4,745
Repairs and maintenance	4,958	198	425	—		5,581
Management fees	2,646	258	1,041	(736)	(5)	3,209
Insurance	523	—	—	—		523
Total hotel operating expenses	55,030	3,840	5,521	99		64,490

Depreciation and amortization	14,273	1,287	2,343	(178)	(6&7)	17,725
Property taxes and insurance	7,088	376	376	—		7,840
General and administrative	7,565	—	40	(40)	(8)	7,565
Hotel property acquisition costs and other charges	236	—	—	—		236
Reimbursed costs from unconsolidated real estate entities	1,622	—	—	—		1,622
Total operating expenses	85,814	5,503	8,280	(119)		99,478

Operating income	14,650	1,873	2,153	119		18,795
Interest and other income	55	—	8	(8)	(9)	55
Interest expense, including amortization of deferred fees	(14,641)	(701)	(1,207)	872	(10)	(15,677)
Loss from unconsolidated real estate entities	(1,439)	—	—	—		(1,439)
Income (loss) before income tax benefit	(1,375)	1,172	954	983		1,734
Income tax expense	(75)	—	—	(167)	(11)	(242)
Net income (loss)	$(1,450)	$1,172	$954	$816		$1,492

Earnings per share data:
Basic - income (loss) per common share	$(0.12)					$0.08

Basic - weighted average number of common shares outstanding	13,811,691			4,461,580	(12)	18,273,271
See Notes to Unaudited Pro Forma Consolidated Statement of OperationS

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except share data)

1)	Represents the historical results of operations of Chatham for the year ended December 31, 2012.

2)	Represents the historical results of operations of the North Shore Hotel for the year ended December 31, 2012.

3)	Represents the historical results of operations of the Bellevue Hotel for the year ended December 31, 2012.

4)
Reflects the adjustment to franchise fees based on previously obtained franchise agreements for contractual differences related to the fees that will be payable under the new franchise agreement on the Bellevue Hotel of $835.

5)
Reflects the adjustment to management fees of $ (736) for contractual differences related to the fees required to be paid under the old management agreements compared to the new contracts or proposed agreements as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
North Shore Hotel	Accounting and other fees	26	65	(39)
Bellevue Hotel	Accounting and other fees	30	310	(280)
Bellevue Hotel	Management fee	313	730	(417)
		369	1,105	(736)

6)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore and Bellevue Hotels and their accounting policy for depreciation of ($190). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements.

7)
Reflects the increase to amortization of franchise fees of $12 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel and application fees paid of $75 and the term of the new agreement which is 15 years from the closing of the purchase of the Bellevue Hotel.

8)	Reflects the elimination of corporate general and administrative fees at the Bellevue Hotel which are not recurring and thus excluded from the pro forma results of operations.

9)	Reflects the elimination of interest income at the Bellevue hotel which is not recurring.

10)	Reflects the elimination of interest expense for the Bellevue Hotel which will be paid for with available cash and the incremental interest expense on the North Shore Hotel.

11)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore and Bellevue Hotels of $167.

12)	Adjustment to reflect shares needed to fund acquisition as outstanding during the period.